Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of EV Management LLC
and Unitholders of EV Energy Partners, L.P. and Subsidiaries
Houston, Texas

We have audited the accompanying statements of revenues and direct operating expenses - assets acquired from EnerVest Energy Institutional Fund IX, L.P. and EnerVest Energy Institutional Fund IX-WI, L.P. (the “Acquisition Properties”), as defined in the purchase and sale agreements dated January 9, 2007 by EV Energy Partners, L.P. (the “Partnership”) for the year ended December 31, 2006 and for the eleven-month period from February 1, 2005 to December 31, 2005. This statement is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. The Acquisition Properties are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the statement and is not intended to be a complete presentation of the Partnership's interests in the Acquisition Properties described above.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Acquisition Properties for the year ended December 31, 2006 and for the eleven-month period from February 1, 2005 to December 31 2005, as described in Note 1 to the statement, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Houston, Texas
April 16, 2007

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES -
ASSETS ACQUIRED FROM ENERVEST ENERGY INSTITUTIONAL FUND IX
(in thousands)

	Year Ended December 31,	Eleven Months Ended December 31,
	2006	2005

Natural Gas Revenues	$19,767	$19,359

Direct Operating Expenses	5,753	6,179

Excess of Revenues Over
Direct Operating Expenses	$14,014	$13,180

The accompanying notes are an integral part of these statements.

ASSETS ACQUIRED FROM ENERVEST ENERGY INSTITUTIONAL FUND IX

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES FOR THE YEAR ENDED DECEMBER 31, 2006 AND THE ELEVEN MONTH PERIOD ENDED DECEMBER 31, 2005

Note 1. Basis of Presentation

The accompanying historical statements of revenues and direct operating expenses presents the revenues and direct operating expenses of the assets (the “Michigan Assets”) acquired, as defined in the purchase and sale agreement dated January 9, 2007, between EnerVest Energy Institutional Fund IX (“EEIF IX”) and EV Energy Partners, L.P. (the “Partnership”), for the year ended December 31, 2006 and the eleven months ended December 31, 2005. The Michigan Assets were purchased by the Partnership on January 31, 2007 for $71.4 million in cash.

The Michigan Assets were part of a larger affiliated enterprise prior to the acquisition by the Partnership, and representative amounts of general and administrative expenses, depreciation, depletion and amortization, interest and other indirect costs were not allocated to the properties acquired, nor would such allocated historical costs be relevant to future operations of the Michigan Assets. Accordingly, the historical statements of revenues and direct operating expenses are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission Regulation S-X.

Revenues in the accompanying statements of revenues and direct operating expenses are recognized on the sales method. Under this method of accounting, revenues are recognized based on volumes sold, which may differ from the volume to which the Partnership is entitled based on the its working interest. An imbalance is recognized as a liability only when the estimated remaining reserves will not be sufficient to enable the under-produced owner(s) to recoup its entitled share through future production. Revenues also include gains and losses on natural gas derivatives. Direct operating expenses are recognized on the accrual basis and consist of monthly operator overhead costs and other direct costs of operating the Michigan Assets. Included in direct operating expenses are costs associated with field operating expenses, marketing, monthly operator overhead, production taxes and ad valorem taxes.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2. Omitted Historical Financial Information

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not readily available on an individual property basis and not meaningful to the acquired properties. Historically, no allocation of general and administrative, litigation, interest, federal income tax expense, depreciation, depletion and amortization was made to the Michigan Assets. Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

Note 3. Derivative Instruments

The major market risk exposure is to natural gas prices which have historically been volatile. As such, future earnings are subject to change due to changes in these prices. Realized prices are primarily driven by the prevailing regional spot prices for natural gas production. Energy financial instruments were employed to reduce the risk of changes in the prices of natural gas.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(CONTINUED)

Hedging mechanisms were used by EEIF IX to mitigate the risk of price volatility associated with pre-existing or anticipated physical natural gas to protect profit margins. These derivative agreements were designated as hedges for accounting purposes pursuant to Statement of Financial Accounting Standards No. 133,  Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS No. 133”). Net gains of $2.5 million and net losses of $1.5 million related to hedging activities were recognized and included in revenues during the year ended December 31, 2006 and the eleven month period ended December 31, 2005, respectively.

Note 4. Commitments and Contingencies

Pursuant to the terms of the related purchase and sale agreement, any claims, litigation or disputes pending as of the effective date (January 1, 2007) or any matters arising in connection with ownership of the Michigan Assets prior to the effective date are assumed by the purchaser. The Partnership is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

Note 5. Supplemental Financial Information for Natural Gas Producing Activities (Unaudited)

The following reserve estimates present EEIF IX’s estimate of the proven natural gas reserves and net cash flow of the Michigan Assets in accordance with guidelines established by the Securities and Exchange Commission. These reserve estimates were prepared by Cawley, Gillespie & Associates, Inc., independent petroleum consultants and EEIF IX. The Partnership emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing natural gas properties. Accordingly, the estimates are expected to change as future information becomes available. The prices used in the calculations below were regional cash price quotes on the last day of the year except for volumes subject to fixed price contracts. The weighted average prices for the total estimated proved reserves at December 31, 2006 and 2005 were $5.64 and $9.44 per MMBtu of natural gas, respectively. All of the gas reserves purchased from EEIF IX are located in the United States.

(a)	Reserve Quantity Information

Below are the net quantities of net proved developed and undeveloped reserves and proved developed reserves of the Michigan Assets.

	Year Ended December 31,	Eleven Months Ended December 31,
	2006	2005
	(in thousands)
	Gas (MMcf)	Gas (MMcf)

Proved developed and undeveloped reserves:
Beginning of period	64,356	54,758
Net extensions, discoveries, and improved recoveries	1,918	3,914
Purchases of reserves	-	-
Production	(2,553)	(2,424)
Revision of previous estimates	(14,659)	8,108
End of period	49,062	64,356
Proved developed reserves:
Beginning of period	59,257	51,613
End of period	44,200	59,257

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(CONTINUED)

(b)	Standardized Measure of Discounted Future Net Cash Flows Relating to Natural Gas Reserves

The standardized measure of discounted future net cash flows relating to proved natural gas reserves (“Standardized Measure”) is a disclosure requirement under SFAS No. 69, “Disclosures about Oil and Gas Producing Activities.”

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the natural gas reserves of the property. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs are based on period-end sales prices for natural gas, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%.

The standardized measure of discounted future net cash flows relating to proved natural gas reserves is as follows (in thousands):

	Year Ended December 31,	Eleven Months Ended December 31,
	2006	2005

Future cash inflows	$260,100	$598,018
Future production costs	(145,764)	(249,769)
Future development and abandonment costs	(7,210)	(5,695)
Future net cash flows	107,126	342,554
10% annual discount for estimated timing of cash flows	(58,660)	(211,714)
Standardized measure of discounted future net cash flows	$48,466	$130,840

Changes in the standardized measure of discounted future net cash flows relating to proved gas reserves are as follows (in thousands):

	Year Ended December 31,	Eleven Months Ended December 31,
	2006	2005

Balance, beginning of period	$130,840	$67,266
Increases (decreases):
Sales of natural gas, net of production costs	(11,551)	(14,651)
Net changes in prices and production costs	(84,362)	49,677
Extensions, discoveries, and improved recoveries	1,124	7,782
Purchases of reserves	-	-
Development costs incurred	804	1,931
Changes in estimated future development costs	(2,318)	(3,815)
Accretion of discount	13,084	6,727
Revisions and other	845	15,923
Change in standardized measure	(82,374)	63,574
Balance, end of period	$48,466	$130,840

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(CONTINUED)

Estimates of economically recoverable natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of natural gas may differ materially from the amounts estimated.